CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated August 26, 2013 with respect to the financial statements of AllianceBernstein International Discovery Equity Portfolio (one of the portfolios constituting AllianceBernstein Cap Fund, Inc.) and September 26, 2013 with respect to the financial statements of AllianceBernstein Small Cap Growth Portfolio (one of the portfolios constituting AllianceBernstein Cap Fund, Inc.) for the fiscal years ended June 30, 2013 and July 31, 2013, respectively, which are incorporated by reference in this Post-Effective Amendment No. 139 to the Registration Statement (Form N-1A No. 2-29901) of AllianceBernstein Cap Fund, Inc.

                                                         /s/ ERNST & YOUNG LLP


New York, New York
October 28, 2013